UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On April 29, 2015, the Board of Directors of Sparton Corporation (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Code of Regulations (the “Code of Regulations”). The amendments to the Code of Regulations change the date of the Company’s annual meeting and the Company’s fiscal year.

The following summary of the amendments contained within the Company’s Code of Regulations is qualified in its entirety by the text of the Code of Regulations, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

Change in Date of Annual Meeting

Article I, Section 1 of the Code of Regulations is amended to change the date of the Company’s annual meeting from the fourth Wednesday in October of each year to a date to be fixed by the Board of Directors each year.

Change in Fiscal Year

52-53 Week Fiscal Year

Article VI of the Code of Regulations is amended to change the Company’s fiscal year from a fiscal year ending on June 30 to a 52-53 week fiscal year ending on the Sunday which is nearest to the last day of June in each year, effective July 1, 2015.

In a 52 week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53 week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53 week fiscal year will occur in fiscal year 2016. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s fiscal year results for the fiscal year ended June 30, 2015. While the change will have some impact on the prior year comparability of each of the fiscal quarters and annual periods in fiscal years prior to fiscal year 2016 in future filings, the Company expects that this impact will be minimal.

The Company believes this change will provide numerous benefits, including streamlining the reporting timing and accounting related procedures.

Since the change in the Company’s fiscal year end is from the last day of the month to a 52-53 week fiscal year commencing within seven days of the month end last reported, and the new fiscal year will commence with the end of the old fiscal year, the change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10, and a transition report is not required to be filed.

The reporting periods and applicable reports for the remainder of fiscal year 2015 and fiscal year 2016 are expected to be as follows:

FISCAL PERIOD	REPORTING PERIOD	REPORT TO BE FILED
Third quarter of fiscal 2015	January 1, 2015 to March 31, 2015	Quarterly Report on Form 10-Q
Fiscal year 2015	July 1, 2014 to June 30, 2015	Annual Report on Form 10-K
First quarter of fiscal 2016	July 1, 2015 to September 27, 2015	Quarterly Report on Form 10-Q
Second quarter of fiscal 2016	September 28, 2015 to December 27, 2015	Quarterly Report on Form 10-Q
Third quarter of fiscal 2016	December 28, 2015 to March 27, 2016	Quarterly Report on Form 10-Q
Fiscal year 2016	July 1, 2015 to July 3, 2016	Annual Report on Form 10-K

Financial Impact of Change to a 52-53 Week Fiscal Year

The change in the Company’s fiscal year to a 52-53 week fiscal year will result in the addition of three calendar days (one operating day) in the 2016 fiscal year compared to prior June 30 fiscal year end reporting. The Company estimates that the impact to its financial results for its 2016 fiscal year will be immaterial.

Forward-Looking Statements

Certain statements contained herein, including statements under the heading “Financial Impact,” are forward-looking statements within the scope of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect the Company’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the Company’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Form 10-K for the year ended June 30, 2013, and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. These forward-looking statements speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 3.2	Amended and Restated Code of Regulations of Sparton Corporation as approved by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: May 5, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 3.2	Amended and Restated Code of Regulations of Sparton Corporation as approved by the Board of Directors.